                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports  dated  August 17,  2007,  relating to the financial  statements and financial highlights which appear in the June 30, 2007
Annual Reports to  Shareholders of the  Disciplined  Growth Fund,  Equity Growth
Fund,  Global Gold Fund,  Income &  Growth Fund,  International  Core Equity
Fund,  Long-Short  Equity Fund,  NT Equity  Growth Fund,  NT Small Company Fund,
Small Company Fund and Utilities Fund, which are also  incorporated by reference into the Registration  Statement.  We also consent to the references to us under the headings  "Independent  Registered  Public  Accounting  Firm" and "Financial
Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
April 23, 2008